Exhibit 99.2

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ending December 31,
	2007	2006
	(Dollars in thousands)

Cash Flows from Operating Activities of Continuing Operations:
Net income	$175,433	$164,387
Adjustments to reconcile net income to net cash used in operating activities:
Income from discontinued operations	(233,328)	(91,924)
Depreciation expense	44,691	40,328
Amortization expense of intangible assets	20,688	10,764
Amortization expense of deferred financing costs	6,946	1,332
In-process research and development charge	30,000	—
Stock-based compensation	7,515	5,858
Net loss on sales of businesses and assets	1,110	732
Impairment of long-lived assets	6,320	8,305
Impairment of goodwill	18,896	1,003
Other	6,964	(544)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,659	26,352
Inventories	60,617	977
Prepaid expenses	(1,067)	(8,989)
Accounts payable and accrued expenses	16,198	(3,861)
Income taxes payable and deferred income taxes	70,741	(7,832)

Net cash provided by operating activities from continuing operations	235,383	146,888

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	1,620,000	—
Reduction in long-term borrowings	(463,391)	(7,031)
Payments of debt issuance costs	(21,565)	—
Increase (decrease) in notes payable and current borrowings	1,321	(59,912)
Proceeds from stock compensation plans	24,171	11,952
Payments to noncontrolling interest shareholders	(189)	(129)
Purchase of treasury stock	—	(93,552)
Dividends	(48,929)	(44,096)

Net cash provided by (used in) financing activities from continuing operations	1,111,418	(192,768)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(42,580)	(35,955)
Proceeds from sales of businesses and assets	702,314	3,644
Payments for businesses and intangibles acquired, net of cash acquired	(2,174,517)	(37,370)
Proceeds from affiliates	446	2,597
Working capital payment for divested businesses	—	(6,029)

Net cash used in investing activities from continuing operations	(1,514,337)	(73,113)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	158,205	197,774
Net cash used in financing activities	(25,959)	(57,337)
Net cash used in investing activities	(25,258)	(27,395)

Net cash provided by discontinued operations	106,988	113,042

Effect of exchange rate changes on cash and cash equivalents	13,481	14,824

Net (decrease) increase in cash and cash equivalents	(47,067)	8,873
Cash and cash equivalents at the beginning of the period	248,409	239,536

Cash and cash equivalents at the end of the period	$201,342	$248,409

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	2008 Year to Date
	March 30,	June 29,		December 31,
	2008	2008	September 28, 2008	2008
			(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$29,997	$74,038	$125,984	$154,602
Adjustments to reconcile net income to net cash used in operating activities:
Income from discontinued operations	(14,789)	(29,957)	(49,548)	(56,727)
Depreciation expense	16,266	31,115	45,384	60,388
Amortization expense of intangible assets	11,716	23,503	34,936	46,061
Amortization expense of deferred financing costs	1,468	2,510	3,931	5,330
Stock-based compensation	1,797	4,241	6,578	8,643
Net loss (gain) on sales of businesses and assets	18	18	18	(296)
Impairment of long-lived assets	—	—	—	10,399
Other	2,206	1,811	16,968	13,236
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(29,155)	(10,417)	(9,040)	4,519
Inventories	15,999	1,855	(14,592)	(17,103)
Prepaid expenses	669	5,537	9,867	5,539
Accounts payable and accrued expenses	1,395	10,653	5,731	5,557
Income taxes payable and deferred income taxes	(57,837)	(129,679)	(135,772)	(137,862)

Net cash (used in) provided by operating activities from continuing operations	(20,250)	(14,772)	40,445	102,286

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	—	—	77,000	92,897
Reduction in long-term borrowings	(13,421)	(38,983)	(185,345)	(226,687)
Payment of debt amendment costs	—	—	—	(656)
Increase (decrease) in notes payable and current borrowings	10,159	(1,340)	2,386	(492)
Proceeds from stock compensation plans	1,602	5,586	7,717	7,955
Payments to noncontrolling interest shareholders	(442)	(442)	(739)	(739)
Dividends	(12,622)	(26,086)	(39,568)	(53,047)

Net cash used in financing activities from continuing operations	(14,724)	(61,265)	(138,549)	(180,769)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(7,468)	(16,782)	(26,421)	(36,371)
Proceeds from sales of businesses and assets	—	—	6,681	8,464
Payments for businesses and intangibles acquired, net of cash acquired	(350)	(6,083)	(6,083)	(6,083)
Investments in affiliates	(100)	(250)	(320)	(320)

Net cash used in investing activities from continuing operations	(7,918)	(23,115)	(26,143)	(34,310)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	14,283	31,111	52,087	68,883
Net cash used in financing activities	(12,250)	(24,500)	(32,340)	(37,240)
Net cash used in investing activities	(291)	(1,023)	(1,871)	(5,141)

Net cash provided by discontinued operations	1,742	5,588	17,876	26,502

Effect of exchange rate changes on cash and cash equivalents	(6,085)	(4,536)	(3,574)	(7,776)

Net decrease in cash and cash equivalents	(47,235)	(98,100)	(109,945)	(94,067)
Cash and cash equivalents at the beginning of the period	201,342	201,342	201,342	201,342

Cash and cash equivalents at the end of the period	$ 154,107	$103,242	$91,397	$107,275